Exhibit 99.1

NEWS RELEASE

Media Contact

Drew Prairie

512-602-4425

drew.prairie@amd.com

Investor Contact

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

AMD Reports Second Quarter Results

Q2 2012 Results

•	AMD revenue $1.41 billion, 11 percent sequential decrease and a 10 percent decrease year-over-year
•	Net income $37 million, earnings per share $0.05, operating income $77 million
•	Non-GAAP(1) net income $46 million, earnings per share $0.06, operating income $86 million
•	Gross margin 45 percent, non-GAAP gross margin 46 percent

SUNNYVALE, Calif. – July 19, 2012 – AMD (NYSE:AMD) today announced revenue for the second quarter of 2012 of $1.41 billion, net income of $37 million, or $0.05 per share, and operating income of $77 million. The company reported non-GAAP net income of $46 million, or $0.06 per share, and non-GAAP operating income of $86 million.

“Overall weakness in the global economy, softer consumer spending and lower channel demand for our desktop processors in China and Europe made the closing weeks of the quarter challenging,” said Rory Read, AMD president and CEO. “We are taking definitive steps to improve our performance and correct the issues within our control as we expect headwinds will continue in the third quarter as the industry sets a new baseline. We remain optimistic about our core businesses as well as future opportunities with our competitively differentiated next-generation Accelerated Processor Units (APUs). Our recently launched Trinity APU continues to gain traction with customers. We are committed to driving profitable growth.”

GAAP Financial Results

	Q2-12	Q1-12	Q2-11
Revenue	$1.41B	$1.59B	$1.57B
Operating income (loss)	$77M	$(580)M	$105M
Net income (loss) / Earnings (loss) per share	$37M/$0.05	$(590)M/$(0.80)	$61M/$0.08

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Non-GAAP Financial Results 1

	Q2-12	Q1-12	Q2-11
Revenue	$1.41B	$1.59B	$1.57B
Operating income	$86M	$138M	$114M
Net income / Earnings per share	$46M/$0.06	$92M/$0.12	$70M/$0.09

Quarterly Summary

•	Gross margin was 45 percent.

•	Non-GAAP gross margin was 46 percent, flat sequentially.

•	Cash, cash equivalents and marketable securities balance, including long-term marketable securities, was $1.76 billion at the end of the quarter.

•

Computing Solutions segment revenue decreased 13 percent sequentially and year-over-year. The sequential decrease was driven primarily by lower desktop channel sales in China and Europe as well as a weaker consumer buying environment impacting sales to Original Equipment Manufacturers (OEMs).

•	Operating income was $82 million, compared with $124 million in Q112 and $142 million in Q211.

•	Microprocessor ASP decreased sequentially and year-over-year.

•

AMD expanded its notebook offerings with a top-to-bottom refresh of its mobile APUs. Systems powered by the new APUs are available from leading global computer manufacturers including HP, Lenovo, Samsung, Toshiba, ASUS and Acer.

•

The second generation AMD A-Series APU for notebooks, formerly codenamed “Trinity,” enables up to 12 hours of battery life(2)and twice the performance-per-watt(3) over the previous generation A-Series and won a 2012 Best Choice Award at Computex.

•	The 2012 AMD E-Series APU, formerly codenamed “Brazos 2.0,” is designed for essential notebooks and enables up to 11 hours of battery life(4) and best-in-class entertainment and media experiences.

•

HP and Samsung were the first to bring ultrathin notebooks to mainstream price points based on the 17-watt second generation A-Series APUs. Several more AMD APU-based ultrathin designs are expected to launch in the second half of 2012, aligned with the Microsoft Windows® 8 introduction.

•	AMD held the second annual AMD Fusion Developer Summit (AFDS), announcing several strategic partnerships designed to accelerate software innovation.

•

AMD joined forces with industry-leaders ARM, Imagination Technologies, MediaTek and Texas Instruments to form the HSA Foundation, a non-profit consortium established to define and promote an open standards-based approach to heterogeneous computing.

•

AMD announced a strategic technology partnership with ARM to help drive the further adoption of an open, end-to-end security ecosystem based on the world’s most broadly-adopted mobile security ecosystem. AMD plans to integrate ARM TrustZone® technology into future products.

•

In addition to powering 24 of the world’s top 100 supercomputers on the most recent Top500 Supercomputers list, AMD was awarded $12.6 million for processor and memory research as part of the U.S. Department of Energy’s Extreme-Scale Computing Research and Development Program.

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•	Graphics segment revenue was down sequentially and remained flat year-over-year. GPU revenue was down 5 percent in a seasonally down quarter, due to lower unit shipments in the channel.

•	Operating income was $31 million, compared with $34 million in Q112 and operating loss of $7 million in Q211.

•	GPU ASP was flat sequentially and up year-over-year.

•	AMD continued to expand its industry-leading graphics solutions:

•

Recapturing the graphics performance leadership position with the launch of the AMD Radeon™ HD 7970 GHz Edition. The AMD Radeon™ HD 7970 GHz Edition uses AMD’s innovative Graphics Core Next (GCN) architecture to deliver strong performance and image quality[5,6], providing world-class gameplay at the highest resolutions in the most demanding games;

•	Launching the AMD FirePro™ W600, the first professional graphics solution to feature the GCN architecture and the industry’s first graphics card to support six displays with independent audio streams;

•

Bringing to market a full line of mobile discrete graphics based on the company’s acclaimed GCN architecture, which includes the AMD Radeon™ HD 7900M, HD 7800M, and HD 7700M Series GPUs.[7] New to the AMD Radeon HD 7000M Series is AMD Enduro™ technology[8], which automatically switches between integrated graphics and the AMD Radeon™ discrete GPU depending on system or application requirements – helping to maximize battery life without having to compromise performance. Based on the latest 28nm process technology, and fully equipped with DirectX® 11.1 support, the AMD Radeon HD 7000M Series of GPUs represent the most feature-rich mobile graphics chips since the company introduced its mobile product line.[9]

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

AMD expects revenue to decrease 1 percent, plus or minus 3 percent, sequentially for the third quarter of 2012.

For additional detail regarding AMD’s results and outlook please see the CFO commentary posted at quarterlyearnings.amd.com.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its second quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at AMD. The webcast will be available for 10 days after the conference call.

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Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income 1

(Millions except per share amounts)	Q2-12		Q1-12		Q2-11
GAAP net income (loss) / Earnings (loss) per share	$37	$0.05	$(590)	$(0.80)	$61	$0.08
Limited waiver of exclusivity from GLOBALFOUNDRIES	—	—	(703)	(0.94)	—	—
Amortization of acquired intangible assets	(4)	(0.01)	(1)	—	(9)	(0.01)
Legal settlement	(5)	(0.01)	—	—	—	—
Restructuring charges, net	—	—	(8)	(0.01)	—	—
SeaMicro acquisition costs	—	—	(6)	(0.01)	—	—
Tax benefit related to SeaMicro acquisition	—	—	36	0.05	—
Non-GAAP net income / Earnings per share	$46	$0.06	$92	$0.12	$70	$0.09

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income 1

(Millions)	Q2-12	Q1-12	Q2-11
GAAP operating income (loss)	$77	$(580)	$105
Limited waiver of exclusivity from GLOBALFOUNDRIES	—	(703)	—
Amortization of acquired intangible assets	(4)	(1)	(9)
Legal settlement	(5)	—	—
Restructuring charges, net	—	(8)	—
SeaMicro acquisition costs	—	(6)	—
Non-GAAP operating income	$86	$138	$114

Reconciliation of GAAP to Non-GAAP Operating Expenses 1

(Millions)	Q2-12	Q1-12	Q2-11
GAAP operating expenses	$561	$607	$615
Amortization of acquired intangible assets	4	1	9
Restructuring charges, net	—	8	—
SeaMicro acquisition costs	—	6	—
Non-GAAP operating expenses	$557	$592	$606

Reconciliation of GAAP to Non-GAAP Gross Margin 1

(Millions except percentages)	Q2-12	Q1-12	Q2-11
GAAP Gross Margin	$638	$27	$720
GAAP Gross Margin %	45%	2%	46%
Limited waiver of exclusivity from GLOBALFOUNDRIES	—	(703)	—
Legal settlement	(5)	—	—
Non-GAAP Gross Margin	$643	$730	$720
Non-GAAP Gross Margin %	46%	46%	46%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA 1

(Millions except percentages)	Q2-12	Q1-12	Q2-11
GAAP operating income (loss)	$77	$(580)	$105
Limited waiver of exclusivity from GLOBALFOUNDRIES	—	703	—
Legal settlement	5	—	—
Depreciation and amortization	61	62	71
Employee stock-based compensation expense	26	21	20
Amortization of acquired intangible assets	4	1	9
Restructuring charges, net	—	8	—
Acquisition related costs	—	6	—
Adjusted EBITDA	$173	$221	$205

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Non-GAAP adjusted free cash flow reconciliation 1

(Millions except percentages)	Q2-12	Q1-12	Q2-11
GAAP net cash provided by operating activities	$81	$107	$174
Non-GAAP adjustment	—	—	36
Non-GAAP net cash provided by operating activities	81	107	210
Purchases of property, plant and equipment	(39)	(40)	(67)
Non-GAAP adjusted free cash flow	$42	$67	$143

About AMD

AMD (NYSE: AMD) is a semiconductor design innovator leading the next era of vivid digital experiences with its groundbreaking AMD Accelerated Processing Units (APUs) that power a wide range of computing devices. AMD’s server computing products are focused on driving industry-leading cloud computing and virtualization environments. AMD’s superior graphics technologies are found in a variety of solutions ranging from game consoles, PCs to supercomputers. For more information, visit http://www.amd.com.

Cautionary Statement

This document contains forward-looking statements concerning AMD, its third quarter of 2012 revenue, demand for its products, its future growth and ability to deliver sustained success, the timing of future products that incorporate the company’s products and the features of new products and economic conditions in the third quarter, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “believes, “expects,” “may,” “will,” “should,” “seeks,” “intends,” “pro forma,” “estimates,” “anticipates,” “plans,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the company’s plans; the company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market at mature yields on a timely basis; that the company’s third party foundry suppliers will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way or to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products; the company’s requirements for wafers are less than the fixed number of wafers that it agreed to purchase from GLOBALFOUNDRIES (GF) in 2012 or GF encounters problems that significantly reduce the number of functional die the company receives from each wafer; that customers stop buying the company’s products or materially reduce their operations or demand for the company’s products; that the company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in the market growth and demand for its products and technologies in light of the product mix that the company may have available at any particular time or a decline in demand; that the company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on the company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

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AMD, the AMD Arrow logo, AMD Opteron, AMD Radeon, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

1 In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures including non-GAAP net income, non-GAAP operating income, non-GAAP operating expenses, non-GAAP earnings per share and non-GAAP gross margin. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. The Company also provided Adjusted EBITDA and non-GAAP Adjusted free cash flow as supplemental measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this press release. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to corresponding tables at the end of this press release for additional AMD data.

2 Up to 12 hours of battery life for Trinity: Based on testing and calculations by AMD Performance Labs, the 2012 AMD A-Series platform enables 740 min./12:20 hours of Windows Idle while the 2011 AMD A-Series platform enables 663 min./11:03 hours of Windows Idle. Battery life calculations based on a 6 cell Li-Ion 62.16Whr battery pack at 98% utilization. AMD defines “all-day” battery life as 8+ hours of battery life in Windows Idle.

3 Twice the performance-per-watt: Testing performed by AMD Performance Labs. The score for the 2012 AMD A6-4455M (ULV-17w) on the “Pumori” reference design for PC Mark Vantage Overall benchmark was 4300 while the 2011 AMD A6-3400M (35w) on the “Torpedo” reference design scores 4545. The 3DMark Vantage Performance score for the same configurations was 2012 AMD A6-4455M (ULV) 2355 and the 2011 AMD A6-3400M scored 2292.

4 Based on testing performed by AMD Performance Labs. All battery life calculations are based on a 62.5 Whr battery pack at 98% utilization. System power testing shows a calculated battery life for the AMD E2-1800 in a Windows® idle state to reach 670 minutes.

5 In tests by AMD as of May 22, 2012 on single-GPU graphics cards, the AMD Radeon™ HD 7970 GHz Edition showed higher average performance than the NVIDIA GeForce GTX 680 in the following games/apps: Formula 1 2010, Civilization V, StarCraft II, Just Cause 2, Unigine Heaven, Left 4 Dead 2, Enemy Territory: Quake Wars, The Elder Scrolls V: Skyrim, DiRT 3, The Chronicles of Riddick: Assault on Dark Athena, Crysis Warhead, Metro 2033 (4xAA), and Hard Reset (MLAA). All applications were evaluated at 2560x1600 with 8xAA and 16xAF unless otherwise noted. System configuration: Intel® Core™ i7-3960X (3.33GHz), MSI X79A-GD65, 16GB DDR3-1600 and Windows® 7 x64. AMD Radeon™ HD 7970 GHz Edition evaluated with AMD Catalyst™ 8.973. NVIDIA® GeForce® GTX 680 evaluated with NVIDIA® ForceWare™ 301.10 WHQL.

6 The GCN Architecture and its associated features (PCI Express® 3.0, AMD ZeroCore Power technology, DDM Audio, and 28nm production) are exclusive to the AMD Radeon™ HD 7900, HD 7800 and HD 7700 Series.

7 The GCN Architecture and its associated features (AMD Enduro™, AMD ZeroCore Power technology, DDM Audio, and 28nm production) are exclusive to the AMD Radeon™ HD 7700M, HD 7800M and HD 7900M Series Graphics.

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8 AMD Enduro™ technology requires either an AMD “A” series or “E” series APU or an Intel processor, plus an AMD Radeon™ HD 7000M series discrete graphics configuration and is available on Windows® 7 Professional, Windows® 7 Ultimate, Windows® 7 Home Premium, and/or Windows® 7 Home Basic OS. Linux OS supports manual switching which requires restart of X-Server to switch between graphics solutions. Not all AMD Radeon™ HD 7000M series GPU features and capabilities may be supported on all AMD Enduro™ technology-enabled components or systems — always check with your component or system manufacturer for specific mode capabilities and supported technologies.

9 AMD Power Management technologies (e.g. AMD ZeroCore Power technology, AMD Enduro technology and AMD PowerPlay™ technology) are a family of technologies, offered by certain AMD Radeon™ products, which are designed to intelligently reduce or eliminate GPU power consumption in response to certain GPU load conditions. Not all products feature all technologies – check with your component or system manufacturer for specific model capabilities.

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ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011
Net revenue	$1,413	$1,585	$1,574	$2,998	$3,187
Cost of sales	775	1,558	854	2,333	1,776

Gross margin	638	27	720	665	1,411
Gross margin %	45%	2%	46%	22%	44%
Research and development	345	368	367	713	734
Marketing, general and administrative	212	230	239	442	500
Amortization of acquired intangible assets	4	1	9	5	18
Restructuring charges, net	—	8	—	8	—

Operating income (loss)	77	(580)	105	(503)	159
Interest income	2	2	2	4	5
Interest expense	(43)	(43)	(47)	(86)	(95)
Other income (expense), net	(5)	(1)	4	(6)	15

Income (loss) before dilution gain in investee and income taxes	31	(622)	64	(591)	84
Provision (benefit) for income taxes	(6)	(32)	3	(38)	5
Dilution gain in investee, net	—	—	—	—	492

Net income (loss)	$37	$(590)	$61	$(553)	$571

Net income (loss) per share
Basic	$0.05	$(0.80)	$0.08	$(0.75)	$0.79
Diluted	$0.05	$(0.80)	$0.08	$(0.75)	$0.76

Shares used in per share calculation
Basic	739	734	724	737	722
Diluted	755	734	743	737	766

ADVANCED MICRO DEVICES, INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Millions)

	Quarter Ended			Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011
Total comprehensive income (loss)	$41	$(593)	$60	$(552)	$570

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions)

	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,579	$1,544	$1,765
Accounts receivable, net	744	962	919
Inventories, net	833	585	476
Prepaid expenses and other current assets	77	104	69

Total current assets	3,233	3,195	3,229
Long-term marketable securities	180	169	149
Property, plant and equipment, net	707	715	726
Investment in GLOBALFOUNDRIES	—	—	278
Acquisition related intangible assets, net	105	109	8
Goodwill	553	553	323
Other assets	263	247	241

Total Assets	$5,041	$4,988	$4,954

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$471	$527	$363
Payable to GLOBALFOUNDRIES	661	560	177
Accrued liabilities	548	556	550
Deferred income on shipments to distributors	126	137	123
Current portion of long-term debt and capital lease obligations	489	490	489
Other current liabilities	57	77	72

Total current liabilities	2,352	2,347	1,774

Long-term debt and capital lease obligations, less current portion	1,532	1,529	1,527
Other long-term liabilities	40	60	63
Stockholders’ equity:
Capital stock:
Common stock, par value	7	7	7
Additional paid-in capital	6,752	6,722	6,672
Treasury stock, at cost	(108)	(107)	(107)
Accumulated deficit	(5,530)	(5,567)	(4,977)
Accumulated other comprehensive loss	(4)	(3)	(5)

Total stockholders’ equity	1,117	1,052	1,590

Total Liabilities and Stockholders’ Equity	$5,041	$4,988	$4,954

ADVANCED MICRO DEVICES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Millions)

	Quarter Ended	Six Months Ended
	Jun. 30, 20124	Jun. 30, 2012
Cash flows from operating activities:
Net income (loss)	$37	$(553)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash portion of the limited waiver of exclusivity from GLOBALFOUNDRIES	—	278
Depreciation and amortization	65	128
Benefit for deferred income taxes	(4)	(40)
Compensation recognized under employee stock plans	26	47
Non-cash interest expense	6	12
Other	2	(1)
Changes in operating assets and liabilities:
Accounts receivable	217	177
Inventories	(249)	(355)
Prepaid expenses and other current assets	25	(16)
Other assets	(2)	(18)
Payable to GLOBALFOUNDRIES	101	484
Accounts payable, accrued liabilities and other	(143)	45

Net cash provided by operating activities	$81	$188

Cash flows from investing activities:
Acquisition of SeaMicro, Inc., net of cash acquired	—	(281)
Purchases of property, plant and equipment	(39)	(79)
Purchases of available-for-sale securities	(453)	(548)
Proceeds from sale and maturity of available-for-sale securities	230	850
Other	(1)	(5)

Net cash used in investing activities	$(263)	$(63)

Cash flows from financing activities:
Net proceeds from foreign grants	3	12
Proceeds from issuance of AMD common stock	3	12
Repayments of debt and capital lease obligations	(1)	(2)
Other	(1)	(1)

Net cash provided by financing activities	$4	$21

Net increase (decrease) in cash and cash equivalents	(178)	146

Cash and cash equivalents at beginning of period	$1,193	$869

Cash and cash equivalents at end of period	$1,015	$1,015

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Millions except headcount)

	Quarter Ended			Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011
Segment and Category Information
Computing Solutions (1)
Net revenue	$1,046	$1,203	$1,207	$2,249	$2,407
Operating income	$82	$124	$142	$206	$242
Graphics (2)
Net revenue	367	382	367	749	780
Operating income (loss)	31	34	(7)	65	12
All Other (3)
Operating loss	(36)	(738)	(30)	(774)	(95)
Total
Net revenue	$1,413	$1,585	$1,574	$2,998	$3,187
Operating income (loss)	$77	$(580)	$105	$(503)	$159

Other Data
Depreciation and amortization (excluding amortization of acquired intangible assets)	$61	$62	$71	$123	$150
Capital additions	$39	$40	$67	$79	$105
Adjusted EBITDA (4)	$173	$215	$205	$394	$403
Cash, cash equivalents and marketable securities (5)	$1,759	$1,713	$1,861	$1,759	$1,861
Adjusted free cash flow (6)	$42	$67	$143	$109	$297
Total assets	$5,041	$4,988	$5,224	$5,041	$5,224
Long-term debt and capital lease obligations, including current portion	$2,021	$2,019	$2,199	$2,021	$2,199
Headcount	11,737	11,265	11,599	11,737	11,599

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, as standalone devices or as incorporated as an Accelerated Processing Unit, chipsets, and embedded processors.

(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers as well as revenue received in connection with the development and sale of game console systems that incorporate the Company’s graphics technology.

(3)	All Other category includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category are amortization of acquired intangible assets, stock-based compensation expense, restructuring charges and a charge related to the limited waiver of exclusivity from GLOBALFOUNDRIES (“GF”).

(4)	Reconciliation of GAAP operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011
GAAP operating income (loss)	$77	$(580)	$105	(503)	$159
Limited waiver of exclusivity from GLOBALFOUNDRIES	—	703	—	703	—
Payments to GLOBALFOUNDRIES	—	—	—	—	24
Legal settlement	5	—	—	5	5
Depreciation and amortization	61	62	71	123	150
Employee stock-based compensation expense	26	21	20	47	47
Amortization of acquired intangible assets	4	1	9	5	18
Restructuring charges, net	—	8	—	8	—
SeaMicro acquisition costs	—	6	—	6	—

Adjusted EBITDA	$173	$221	$205	$394	$403

(5)	Cash, cash equivalents and marketable securities also include the long-term portion of marketable securities.

(6)	Non-GAAP adjusted free cash flow reconciliation**

	Quarter Ended			Six Months Ended
	Jun. 30, 2012	Mar. 31, 2012	Jul. 2, 2011	Jun. 30, 2012	Jul. 2, 2011
GAAP net cash provided by operating activities	$81	$107	$174	$188	$6
Non-GAAP adjustment	—	—	36	—	396

Non-GAAP net cash provided by operating activities	81	107	210	188	402
Purchases of property, plant and equipment	(39)	(40)	(67)	(79)	(105)

Non-GAAP adjusted free cash flow	$42	$67	$143	$109	$297

*	The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the second quarter of 2012 and the six months ended June 30, 2012, the Company included an adjustment related to a legal settlement with a third party; for the first quarter and six months ended June 30, 2012, the Company included an adjustment for the limited waiver of exclusivity from GLOBALFOUNDRIES, net restructuring charges and costs related to acquisition of SeaMicro Inc.; for the six months ended July 2, 2011, the Company included adjustments related to a payment to GLOBALFOUNDRIES and a legal settlement with a third party. The payment to GF occurred in the first quarter of 2011 when the Company incurred a charge of $24 million in cost of sales related to a payment to GF in the form of cash and GF Class A Preferred Shares that the Company owned. This payment primarily related to certain manufacturing assets of GF which do not benefit the Company. Also in the first quarter of 2011, the Company recorded a charge of approximately $5 million to cost of sales related to a legal settlement. The Company calculates and communicates Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**	The Company also presents non-GAAP adjusted free cash flow in the earnings release as a supplemental measure of its performance. In 2008 and 2009, the Company and certain of its subsidiaries (collectively, the “AMD Parties”) entered into supplier agreements with IBM Credit LLC and certain of its subsidiaries (collectively, the “IBM Parties”). Pursuant to these supplier agreements, the AMD Parties sold to the IBM Parties invoices of selected distributor customers. Because the Company does not recognize revenue until its distributors sell its products to their customers, under GAAP, the Company classified funds received from the IBM Parties as debt on the balance sheet. Moreover, for cash flow purposes, these funds were classified as cash flows from financing activities. When a distributor paid the applicable IBM Party, the Company reduced the distributor’s accounts receivable and the corresponding debt resulted in a noncash accounting entry. Because the Company did not receive the cash from the distributor to reduce the accounts receivable, the distributor’s payment was not reflected in the Company’s cash flows from operating activities. Non-GAAP adjusted free cash flow for the Company was determined by adding the distributors’ payments to the IBM Parties to GAAP net cash provided by (used in) operating activities. This amount was then further adjusted by subtracting capital expenditures. Generally, under GAAP, the reduction in accounts receivable is assumed to be a source of operating cash flows. Therefore, the Company believes that treating the payments from its distributor customers to the IBM Parties as if the Company actually received the cash from the distributor and then used that cash to pay down the debt is more reflective of the economic substance of the transaction. On February 11, 2011, the Company terminated its supplier agreements with IBM Parties. As a result, as of the end of the second quarter of 2011, there were no outstanding invoices relating to the financing arrangement with the IBM Parties, and starting from the third quarter of 2011, the Company no longer makes quarterly adjustments for distributors’ payments to the IBM Parties to its GAAP net cash provided by (used in) operating activities when calculating non-GAAP adjusted free cash flow. The Company calculates and communicates non-GAAP adjusted free cash flow in the financial schedules because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP adjusted free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP adjusted free cash flow as an alternative to GAAP liquidity measures of cash flows from operating or financing activities. The Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable GAAP financial measures.